EXHIBIT 99.1

      Conversion Services International Announces Results of Annual Meeting

EAST HANOVER, N.J. (August 8, 2006) - Conversion Services International, Inc. (AMEX: CVN), a premier professional services firm focused on delivering the value in business intelligence, data warehousing and data management solutions to Global 2000 organizations and other businesses, today announced the results of its annual meeting of stockholders, held on August 7, 2006, in East Hanover, New Jersey. At the meeting, the common stockholders reelected Scott Newman, Glenn Peipert, Lawrence K. Reisman and Joseph Santiso as directors, and elected three new directors: Robert C. DeLeeuw, Frederick Lester and Thomas Pear.

t 0 0 Robert C. DeLeeuw has been the Company's senior vice president of strategic consulting and president of its wholly owned subsidiary, DeLeeuw Associates, LLC, since March 2004, and is the Company's third largest stockholder. Mr. DeLeeuw founded DeLeeuw Associates, LLC, formerly known as DeLeeuw Associates, Inc., in 1991. Mr. DeLeeuw has more than 25 years experience in banking and consulting. During this time, he has managed and supported some of the largest merger projects in the history of the financial services industry and has implemented numerous large-scale business and process change programs for his clients. He has been published in American Banker, Mortgage Banking Magazine, The Journal of Consumer Lending and Bank Technology News where he has also served as a member of the Editorial Advisory Board. Mr. DeLeeuw received his bachelors degree from Rider University in 1979 and received a masters degree in management from Stevens Institute of Technology in 1986.

Frederick Lester is the regional consulting partner of NE Banking & Capital Markets, Teradata Corporation. From 2005-2006, Mr. Lester was the consulting director at Cognos Corporation, and from 1999-2005, he was the managing director at Competitive Advantage, Inc. Prior to this, Mr. Lester served as consulting director for KPMG and managing partner at Teradata. Mr. Lester's undergraduate studies at Columbia University focused on nuclear physics and mathematics. Thomas Pear is a principal in Saw Mill Sports Management and a management consultant. From 1993 to 2006, Mr. Pear served as chief financial officer of The Atlantic Club, and served as its president from 2002 to 2006. Prior to this, Mr. Pear served as vice president and general manager of DM Engineering, vice president and chief financial officer of Tennis Equities, and staff accountant at Malkin, Studley and Ramey CPA, PC. Mr. Pear holds a bachelor's degree in accounting from Nichols College in 1974.

All directors shall hold office until their successors have been duly elected and qualified. The common stockholders also ratified the appointment of Friedman LLP as independent auditors for the fiscal year ending December 31, 2006. In addition the common stockholders authorized an amendment to the Certificate of Incorporation to increase the amount of the Company's authorized common stock from 85,000,000 to 100,000,000; and authorized an amendment to the 2003 Incentive Plan to increase the number of stock options reserved for issuance 6,666,667 to 10,000,000.

About Conversion Services International, Inc.

Conversion Services International, Inc. (CSI) is a leading provider of professional services focusing on strategic consulting, data warehousing, business intelligence, business process reengineering, as well as integration and information technology management solutions. CSI offers an array of products and services to help companies define, develop, and implement the warehousing and strategic use of both enterprise-wide and specific categories of strategic data. CSI's current customers include ADP, Coach, Goldman Sachs, Liberty Mutual, Merck, Morgan Stanley, and Pfizer. Information about CSI can be found on the web at http://www.csiwhq.com or by calling its corporate headquarters at 888-CSI-5036.

Note on Forward-Looking Statements

Except for the historical information contained herein, this press release contains, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such statements may include, without limitation, statements with respect to CSI's plans, objectives, expectations and intentions and other statements identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions. These statements are based upon the current beliefs and expectations of CSI's management and are subject to significant risks and uncertainties, including the ability of CSI to be in compliance with all applicable American Stock Exchange continued listing requirements, the ability to maintain revenue growth, the ability to locate and acquire other businesses and to successfully integrate such acquisitions, the ability to decrease operating expenses, and those detailed in CSI's filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond CSI's control). CSI undertakes no obligation to update publicly any forward-looking statements.

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Contact:
Tracee Lee Beebe
Marketing & Communications
Conversion Services International, Inc.
973-560-9400
tbeebe@csiwhq.com